Exhibit 99.1

Bock Communications, Inc.	Leap contacts:
Jessica Levy, Media Relations	Kristin Atkins, Media Relations
714-292-2990	858-882-9105
jlevy@bockpr.com	katkins@leapwireless.com

Jim Seines, Investor Relations
858-882-6084
jseines@leapwireless.com

Leap Reports Results for First Quarter of 2005
~ Achievement of Positive Net Income of $12.6 Million and Record Adjusted Consolidated EBITDA of $70.0 Million Underscores Company’s Strong Operational and Financial Performance During the Quarter ~

SAN DIEGO – June 14, 2005 – Leap Wireless International, Inc. [OTCBB: LEAP], a leading provider of innovative and value-driven wireless communications services, today announced strong financial results for the first quarter of 2005, including solid growth in total revenues, the Company’s first full quarter with positive net income following the Company’s emergence from Chapter 11 bankruptcy in the third quarter of 2004, and record adjusted consolidated earnings before interest, taxes, depreciation and amortization (EBITDA). Operational results were likewise strong, led by Leap’s Cricket® service adding nearly 46,000 net new customers during the first quarter to end the period with approximately 1,615,000 total customers and reporting a customer churn rate of 3.3%.

Total consolidated revenues for the first quarter were $228.4 million, an increase of $21.6 million over the total consolidated revenues of $206.8 million for the first quarter of 2004 and the highest reported by the Company to date. Consolidated operating income for the first quarter was $21.9 million, an increase of $44.2 million over the consolidated operating loss of $22.3 million for the first quarter of 2004. Consolidated net income was positive, totaling $12.6 million for the first quarter, or net earnings of $0.21 per share, representing a $40.6 million improvement over the consolidated net loss of $28.0 million, or a net loss of $0.48 per share, reported for the first quarter of 2004.

Adjusted consolidated EBITDA for the first quarter was a record $70.0 million, representing a 32% increase over the adjusted consolidated EBITDA of $53.2 million for the first quarter of 2004. Adjusted consolidated EBITDA represents EBITDA adjusted to exclude the effects of:

Leap Reports Results for First Quarter of 2005	Page 2 of 13

reorganization items, net; other income (expense), net; gains on sale of wireless licenses; impairment of intangible assets; impairment of long-lived assets and related charges; and stock-based compensation awards. The adoption of fresh-start reporting as of July 31, 2004 resulted in material adjustments to the historical carrying values of the Company’s assets and liabilities. As a result, the Company’s post-emergence balance sheet, statements of operations and statements of cash flows are not comparable in many respects to the Company’s financial statements for periods ending prior to the Company’s emergence from Chapter 11.

“The strong accomplishments of the first quarter, which include the Company’s first full quarter of positive net income since emerging as a reorganized entity, clearly demonstrate that we are building on the financial performance we delivered in 2004,” said Doug Hutcheson, president and chief executive officer of Leap. “In addition to delivering these outstanding results for the quarter, we strengthened our management team, improved our customer satisfaction, introduced our new brand awareness campaign and delivered on our product development commitments while maintaining the Company’s strong financial position.”

“As we move forward with our business, we expect to continue to focus on our balanced growth strategies, which include the strengthening of our distribution network, increasing the number of payment locations available to our customers and expanding the Company’s market presence through the development of new, potentially high-value markets that we believe are very attractive for our business. All in all, we are very encouraged by the start of 2005 and we look forward to further building on our progress as consumers come to understand and embrace the improvements the business has achieved,” concluded Hutcheson.

Key operational and financial performance measures for the first quarter of 2005 were as follows:

•	Average revenue per user per month (ARPU) for the first quarter, based on service revenue, was $39.03, an improvement of $1.58 from the ARPU of $37.45 for the first quarter of 2004.

•	Cost per gross customer addition (CPGA) for the first quarter was $128, nearly even with the CPGA of $124 reported for the first quarter of 2004.

Leap Reports Results for First Quarter of 2005	Page 3 of 13

•	Non-selling cash costs per user per month (CCU) was $18.94 for the first quarter, an improvement of $1.14 from the CCU of $20.08 for the first quarter of 2004.

•	Average minutes of use per customer per month (MOU) during the first quarter of 2005 remained at approximately 1,500, over twice the industry average and consistent with the MOU data reported for the fourth quarter of 2004.

•	Cumulative purchases of property and equipment (capital expenditures) for the three months ending March 31, 2005 were $24.5 million.

“Our performance reflects the Company’s continuing focus on operational excellence, and we are very pleased with the strong results reported across the board in the first quarter,” said Dean Luvisa, Leap’s acting chief financial officer. “We believe that the results we are reporting today demonstrate yet again the operating efficiency of our business. We have completed the first quarter confident in our ability to profitably execute our business plan and meet our financial goals.”

2005 Business Outlook
The following forward-looking statements are based on management’s existing plans and its review of current information, which is dynamic and subject to rapid, even abrupt change. The following forward-looking statements are qualified by that fact and speak only of management’s views as of the date of this release. Leap does not undertake any obligation to update this information. Actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ from these forward-looking statements are described later in this release.

The Company’s current outlook for fiscal year 2005 is for:

•	Total net customer additions to be between 125,000 and 200,000, revised from between 150,000 and 200,000;

•	Annual churn to be between 3.5 percent and 4.0 percent;

•	Total consolidated revenue to be between $890 million and $950 million:

•	Adjusted consolidated EBITDA to be between $245 million and $270 million including costs associated with new market development activities; and

Leap Reports Results for First Quarter of 2005	Page 4 of 13

•	Capital expenditures to be between $175 million and $230 million for fiscal year 2005, revised from $110 to $120 million. Capital expenditures during 2005 include an expected $20 million to $25 million of capital expenditures associated with the build-out and launch of the Fresno, Calif. market and the related expansion and network change-out of the Company’s existing Visalia and Modesto/Merced markets, and costs associated with the initial development of markets covered by licenses acquired by us in Auction #58 and licenses expected to be acquired in Auction #58 by a subsidiary of Alaska Native Broadband 1, LLC (which the Company consolidates for reporting purposes).

Conference Call Note
As previously announced, Leap will hold a conference call to discuss these results and the outlook for 2005 at 5:00 p.m. Eastern Daylight Time, on Tuesday, June 14, 2005. Forward-looking and other material information may also be discussed during this call. Interested parties may listen to the call live by dialing 1-800-901-5213 or 1-617-786-2962 and entering reservation number 94627919. This call is also being webcast and can be accessed at the Investor Relations section of Leap’s website, www.leapwireless.com, or by accessing the following external websites: www.fulldisclosure.com or www.streetevents.com.

To listen to the call, please go to the website at least 15 minutes prior to the start time to register, and download and install any necessary audio software. An online replay is planned to follow shortly after the live conference call and will be available until July 14, 2005. The telephonic rebroadcast will be available shortly after the completion of the call and will be available until close of business on June 21, 2005. Interested parties can access the rebroadcast by dialing 1-888-286-8010 or 1-617-801-6888 and entering the reservation number 24349294.

About Leap
Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative mobile wireless services that are targeted to meet the needs of customers who are under-served by traditional communications companies. With a commitment to predictability, simplicity and value as the foundation of our business, Leap pioneered Cricket service, a simple and affordable wireless alternative to traditional landline service. Cricket service offers customers unlimited anytime minutes within the Cricket calling area over a high-quality, all-digital CDMA network.

Leap Reports Results for First Quarter of 2005	Page 5 of 13

Cricket service is available to customers in 39 markets in 20 states stretching from New York to California. For more information, please visit www.leapwireless.com.

Notes Regarding Non-GAAP Financial Measures
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company’s financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheet, consolidated statement of operations or consolidated statement of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the telecommunications industry. Adjusted consolidated EBITDA, CPGA, and CCU are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measure can be found in the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.

Except for the historical information contained herein, this news release contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to:

•	our ability to attract and retain customers in an extremely competitive marketplace;

•	our ability to attract, motivate and retain an experienced workforce;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute market expansion plans;

•	failure of network systems to perform according to expectations;

Leap Reports Results for First Quarter of 2005	Page 6 of 13

•	our ability to comply with the covenants in our senior secured credit facilities;

•	failure of the Federal Communications Commission to approve the transfers: (a) to a third party of the wireless licenses covered by the asset purchase agreement between Cricket Communications, Inc., and a third party and the other parties to such agreement; and (b) to Alaska Native Broadband 1 License, LLC of the wireless licenses for which it was the winning bidder in the FCC’s Auction #58;

•	global political unrest, including the threat or occurrence of war or acts of terrorism; and

•	other factors detailed in the section entitled “Risk Factors” included in our Form 10-K for the fiscal year ended December 31, 2004 and in our Form 10-Q for the fiscal quarter ended March 31, 2005, which we expect to file shortly, and in our other SEC filings.

The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Leap and the Leap logo design are registered trademarks of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc. Cricket Unlimited Access, Cricket Unlimited Plus, Cricket Unlimited Classic, Jump, Travel Time, Cricket Clicks and the Cricket K are trademarks of Cricket Communications, Inc.

Leap Reports Results for First Quarter of 2005	Page 7 of 13

LEAP WIRELESS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS(1)
(In Thousands)

	Successor Company
	March 31,	December 31,
	2005	2004
	(Unaudited)
Assets
Cash and cash equivalents	$22,211	$141,141
Short-term investments	99,402	113,083
Restricted cash, cash equivalents and short-term investments	30,903	31,427
Inventories	28,982	25,816
Other current assets	34,275	35,144

Total current assets	215,773	346,611
Property and equipment, net	548,166	576,352
Wireless licenses, net	581,828	652,653
Assets held for sale	88,057	—
Goodwill	329,619	329,619
Other intangible assets, net	140,824	151,461
Deposits for wireless licenses	236,845	24,750
Other assets	14,184	9,036

Total assets	$2,155,296	$2,090,482

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$73,421	$91,093
Current maturities of long-term debt	5,000	40,373
Other current liabilities	70,753	72,741

Total current liabilities	149,174	204,207
Long-term debt	493,750	371,355
Other long-term liabilities	28,951	45,070

Total liabilities	671,875	620,632
Minority interest	1,000	—
Commitments and contingencies Stockholders’ equity:
Preferred stock — authorized 10,000,000 shares; $.0001 par value, no shares issued and outstanding	—	—
Common stock — authorized 160,000,000 shares; $.0001 par value, 60,000,000 shares issued and outstanding	6	6
Additional paid-in capital	1,478,392	1,478,392
Retained earnings (accumulated deficit)	4,017	(8,629)
Accumulated other comprehensive income	6	81

Total stockholders’ equity	1,482,421	1,469,850

Total liabilities and stockholders’ equity	$2,155,296	$2,090,482

Leap Reports Results for First Quarter of 2005	Page 8 of 13

LEAP WIRELESS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)(1)
(Unaudited, In Thousands, Except Per Share Data)

	Successor	Predecessor
	Company	Company
	Three Months Ended
	March 31,
	2005	2004
Revenues:
Service revenues	$185,981	$169,051
Equipment revenues	42,389	37,771

Total revenues	228,370	206,822
Operating expenses:
Cost of service (exclusive of items shown separately below)	(50,197)	(48,000)
Cost of equipment	(49,178)	(43,755)
Selling and marketing	(22,995)	(23,253)
General and administrative	(36,035)	(38,610)
Depreciation and amortization	(48,104)	(75,461)

Total operating expenses	(206,509)	(229,079)

Operating income (loss)	21,861	(22,257)
Interest income	1,903	—
Interest expense (contractual interest expense was $66.4 million for the three months ended March 31, 2004)	(9,123)	(1,823)
Other income (expense), net	(1,286)	19

Income (loss) before reorganization items and income taxes	13,355	(24,061)
Reorganization items, net	—	(2,025)

Income (loss) before income taxes	13,355	(26,086)
Income taxes	(709)	(1,944)

Net income (loss)	12,646	(28,030)
Other comprehensive income (loss):
Unrealized holding gains on investments, net	6	265

Comprehensive income (loss)	$12,652	$(27,765)

Net income (loss) per share:
Basic	$0.21	$(0.48)

Diluted	$0.21	$(0.48)

Shares used in per share calculations:
Basic	60,000	58,645

Diluted	60,236	58,645

Leap Reports Results for First Quarter of 2005	Page 9 of 13

LEAP WIRELESS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)
(Unaudited, In Thousands)

	Successor	Predecessor
	Company	Company
	Three Months Ended
	March 31,
	2005	2004
Operating activities:
Net cash provided by operating activities	$23,462	$40,760

Investing activities:
Purchase of property and equipment	(24,487)	(16,157)
Deposits for wireless licenses	(212,095)	—
Purchase of investments	(69,025)	(33,651)
Sale and maturity of investments	83,568	16,850
Restricted cash, cash equivalents and investments, net	407	2,600

Net cash used in investing activities	(221,632)	(30,358)

Financing activities:
Proceeds from long-term debt	500,000	—
Repayment of long-term debt	(413,979)	—
Payment of debt financing costs	(6,781)	—

Net cash provided by financing activities	79,240	—

Net increase (decrease) in cash and cash equivalents	(118,930)	10,402
Cash and cash equivalents at beginning of year	141,141	84,070

Cash and cash equivalents at end of period	$22,211	$94,472

SCHEDULE OF SELECTED OPERATING METRICS
(Unaudited)

	Successor	Predecessor
	Company	Company
	Three Months Ended
	March 31,
	2005	2004
Gross additions	201,467	206,941
Net additions	45,575	65,691
End of period customers	1,615,205	1,538,231
Weighted average number of customers	1,588,372	1,498,449
Churn(2)	3.3%	3.1%
ARPU(3)	$39.03	$37.45
CPGA(4)	$128	$124
CCU(5)	$18.94	$20.08
Adjusted consolidated EBITDA (in thousands)(6)	$69,965	$53,204
Adjusted consolidated EBITDA as a percentage of service revenue	38%	32%

Leap Reports Results for First Quarter of 2005	Page 10 of 13

Explanatory Note to Financial Statements

(1)	In connection with its emergence from bankruptcy, the Company adopted fresh-start reporting as of July 31, 2004. Under fresh-start reporting, a new entity is deemed to be created for financial reporting purposes. Therefore, as used in these condensed consolidated financial statements, the Company is referred to as the “Predecessor Company” for periods on or prior to July 31, 2004 and is referred to as the “Successor Company” for periods after July 31, 2004, after giving effect to the implementation of fresh-start reporting. The financial statements of the Successor Company are not comparable in many respects to the financial statements of the Predecessor Company because of the effects of the consummation of the Plan of Reorganization as well as the adjustments for fresh-start reporting. A summary of the effects of consummation of the Plan of Reorganization and a description of the adjustments to the Predecessor Company’s consolidated balance sheet at July 31, 2004 resulting from the application of fresh-start reporting is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on May 16, 2005.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

We utilize certain financial measures, as described above, that are calculated based on industry conventions and are not calculated based on GAAP. Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.

(2)	Churn, an industry metric that measures customer turnover, is calculated as the net number of customers that disconnect from our service divided by the weighted average number of customers divided by the number of months during the period being measured. Customers who do not pay their first monthly bill are deducted from our gross customer additions; as a result, these customers are not included in churn. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless communications providers.

(3)	ARPU is an industry metric that measures service revenue divided by the weighted average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers.

Leap Reports Results for First Quarter of 2005	Page 11 of 13

(4)	CPGA is an industry metric that represents selling and marketing costs and the gain or loss on sale of handsets (generally defined as cost of equipment less equipment revenue), excluding costs unrelated to initial customer acquisition, divided by the total number of gross new customer additions during the period being measured. Costs unrelated to initial customer acquisition include the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers and to compare our per customer acquisition costs to those of other wireless communications providers.

The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA (unaudited) (in thousands, except gross customer additions and CPGA):

	Successor	Predecessor
	Company	Company
	Three Months Ended
	March 31,
	2005	2004
Selling and marketing expense	$22,995	$23,253
Plus cost of equipment	49,178	43,755
Less equipment revenue	(42,389)	(37,771)
Less net loss on equipment transactions unrelated to initial customer acquisition	(4,012)	(3,667)

Total costs used in the calculation of CPGA	$25,772	$25,570
Gross customer additions	201,467	206,941

CPGA	$128	$124

(5)	CCU is an industry metric that measures cost of service, general and administrative costs, gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers), divided by the weighted average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-

Leap Reports Results for First Quarter of 2005	Page 12 of 13

selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless communications providers.

The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU (unaudited) (in thousands, except weighted-average number of customers and CCU):

	Successor	Predecessor
	Company	Company
	Three Months Ended
	March 31,
	2005	2004
Cost of service	$50,197	$48,000
Plus general and administrative expense	36,035	38,610
Plus net loss on equipment transactions unrelated to initial customer acquisition	4,012	3,667

Total costs used in the calculation of CCU	$90,244	$90,277
Weighted-average number of customers	1,588,372	1,498,449

CCU	$18.94	$20.08

(6)	Adjusted consolidated EBITDA represents EBITDA adjusted to exclude the effects of: reorganization items, net; other income (expense), net; gains on sale of wireless licenses; impairment of intangible assets; impairment of long-lived assets and related charges; and stock-based compensation awards. We use adjusted consolidated EBITDA as a supplemental performance measure because management believes it facilitates comparisons of the Company’s operating performance from period to period and comparisons of the Company’s operating performance to that of other companies by backing out potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted consolidated EBITDA facilitates internal comparisons of our historical operating performance, management also uses adjusted consolidated EBITDA for business planning purposes and in measuring our performance relative to that of our competitors. Also, a substantial portion of the bonuses paid to our employees under the Company’s bonus plan and of the performance-based vesting of stock options and restricted stock awards under our equity incentive plan is based on the Company’s achieving adjusted consolidated EBITDA targets. In addition, we believe that adjusted consolidated EBITDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of our financial performance over time and to compare our financial performance with that of other companies in our industry.

Leap Reports Results for First Quarter of 2005	Page 13 of 13

Adjusted consolidated EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect capital expenditures;

•	although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted consolidated EBITDA does not reflect cash requirements for such replacements;

•	it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

•	it does not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Management understands these limitations and considers adjusted consolidated EBITDA as a financial measure that only supplements but does not replace the information provided to management by our GAAP results.

The following table reconciles adjusted consolidated EBITDA to consolidated net income (loss), which we consider to be the most directly comparable GAAP financial measure to adjusted consolidated EBITDA (unaudited) (in thousands):

	Successor	Predecessor
	Company	Company
	Three Months Ended
	March 31,
	2005	2004
Consolidated net income (loss)	$12,646	$(28,030)
Plus income taxes	709	1,944
Plus interest expense	9,123	1,823
Less interest income	(1,903)	––
Plus depreciation and amortization	48,104	75,461

Consolidated EBITDA	$68,679	$51,198

Plus reorganization items, net	––	2,025
Less other income (expense), net	1,286	(19)
Less gains on sale of wireless licenses	––	––
Plus impairment of intangible assets	––	––
Plus impairment of long-lived assets and related charges	––	––
Plus stock-based compensation awards	––	––

Adjusted consolidated EBITDA	$69,965	$53,204

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